Exhibit 25(a)
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                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                                 _________

                    STATEMENT OF ELIGIBILITY UNDER THE
                     TRUST INDENTURE ACT OF 1939 OF A
                 CORPORATION DESIGNATED TO ACT AS TRUSTEE

             Check if an Application to Determine Eligibility
               of a Trustee Pursuant to Section 305(b)(2) __


                    STATE STREET BANK AND TRUST COMPANY
            (Exact name of trustee as specified in its charter)

          Massachusetts                                 04-1867445
   (Jurisdiction of incorporation or                  (I.R.S. Employer
 organization if not a U.S. national bank)           Identification No.)


  225 Franklin Street, Boston, Massachusetts              02110
  (Address of principal executive offices)              (Zip Code)

    John R. Towers, Esq.  Senior Vice President and Corporate Secretary
             225 Franklin Street, Boston, Massachusetts  02110
                               (617)654-3253
         (Name, address and telephone number of agent for service)

                           _____________________


                        Federal Express Corporation
            (Exact name of obligor as specified in its charter)

              Delaware                                71-0427007
     (State or other jurisdiction of              (I.R.S. Employer
      incorporation or organization)             Identification No.)


                           2005 Corporate Avenue
                         Memphis, Tennessee 38132
                              (901) 369-3600
           (Address of principal executive offices)  (Zip Code)


                           ____________________

          Equipment Trust Certificates; Pass Through Certificates
                      (Title of indenture securities)

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                                  GENERAL


Item 1.   General Information.
          -------------------

        Furnish the following information as to the trustee:

        (a) Name and address of each examining or supervisory authority to which it is subject.

                Department of Banking and Insurance of The Commonwealth of Massachusetts, 100 Cambridge Street, Boston, Massachusetts.

                Board of Governors of the Federal Reserve System, Washington, D.C., Federal Deposit Insurance Corporation, Washington, D.C.

Item 2.   Affiliations with Obligor.
          -------------------------

        If the Obligor is an affiliate of the trustee, describe each such affiliation.

                The obligor is not an affiliate of the trustee or of its parent, State Street Boston Corporation.

                (See note on page 6.)

Item 3. through Item 15.        Not applicable.

Item 16.       List of Exhibits.
               ----------------

        List below all exhibits filed as part of this statement of eligibility.

        1. A copy of the articles of association of the trustee as now in effect.

                A copy of the Articles of Association of the trustee, as now in effect, is on file with the Securities and Exchange Commission as Exhibit 1 to Amendment No. 1 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Morse Shoe, Inc. (File No. 22-17940) and is incorporated herein by reference thereto.

        2. A copy of the certificate of authority of the trustee to commence business, if not contained in the articles of association.

                A copy of a Statement from the Commissioner of Banks of Massachusetts that no certificate of authority for the trustee to commence business was necessary or issued is on file with the Securities and Exchange Commission as Exhibit 2 to Amendment No. 1 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Morse Shoe, Inc. (File No. 22-17940) and is incorporated herein by reference thereto.

        3. A copy of the authorization of the trustee to exercise corporate trust powers, if such authorization is not contained in the documents specified in paragraph (1) or (2), above.

                A copy of the authorization of the trustee to exercise corporate trust powers is on file with the Securities and Exchange Commission as Exhibit 3 to Amendment No. 1 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Morse Shoe, Inc. (File No. 22-17940) and is incorporated herein by reference thereto.

        4. A copy of the existing by-laws of the trustee, or instruments corresponding thereto.

                A copy of the by-laws of the trustee, as now in effect, is on file with the Securities and Exchange Commission as
                Exhibit 4 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Eastern Edison Company (File No. 33-37823) and is incorporated herein by reference thereto.

        5. A copy of each indenture referred to in Item 4. if the obligor is in default.

                Not applicable.

        6. The consents of United States institutional trustees required by Section 321(b) of the Act.

                The consent of the trustee required by Section 321(b) of the Act is annexed hereto as Exhibit 6 and made a part hereof.

        7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority is annexed hereto as
                Exhibit 7 and made a part hereof.


                                   NOTES

        In answering any item of this Statement of Eligibility and Qualification which relates to matters peculiarly within the knowledge of the obligor or any underwriter for the obligor, the trustee has relied upon information furnished to it by the obligor and the underwriters, and the trustee disclaims responsibility for the accuracy or completeness of such information.

        The answer furnished to Item 2. of this statement will be amended, if necessary, to reflect any facts which differ from those stated and which would have been required to be stated if known at the date hereof.


                                 SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, State Street Bank and Trust Company, a corporation organized and existing under the laws of The Commonwealth of Massachusetts, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Boston and The Commonwealth of Massachusetts, on the 17th day of June, 1996.

                                  STATE STREET BANK AND TRUST COMPANY


                                  By: /s/  E. Decker Adams
                                      -----------------------------------
                                                  E. Decker Adams
                                                  Vice President


                                 EXHIBIT 6


                          CONSENT OF THE TRUSTEE

        Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the proposed issuance by Federal Express Corporation, of its Equipment Trust Certificates; Pass Through Certificates, we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                   STATE STREET BANK AND TRUST COMPANY


                                   By:  /s/  E. Decker Adams
                                        --------------------------------
                                                 E. Decker Adams
                                                 Vice President

Dated:  June 17, 1996


                                 EXHIBIT 7

     Consolidated Report of Condition of State Street Bank and Trust Company of Boston, Massachusetts and foreign and domestic subsidiaries, a state banking institution organized and operating under the banking laws of this commonwealth and a member of the Federal Reserve System, at the close of business December 31, 1995, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act and in accordance with a call made by the Commissioner of Banks under General Laws, Chapter 172, Section 22(a).



                                                                Thousands of
ASSETS                                                            Dollars
- ------                                                          ------------

Cash and balances due from depository institutions:
  Noninterest-bearing balances and currency and coin .........    1,331,827
  Interest-bearing balances ..................................    5,971,326
Securities ...................................................    6,325,054
Federal funds sold and securities purchased
  under agreements to resell in domestic offices
  of the bank and its Edge subsidiary ........................    5,436,994
Loans and lease financing receivables:
  Loans and leases, net of unearned income ........  4,308,339
  Allowance for loan and lease losses .............     63,491
  Loans and leases, net of unearned income and allowances ....    4,244,848
Assets held in trading accounts ..............................    1,042,846
Premises and fixed assets ....................................      374,362
Other real estate owned ......................................        3,223
Investments in unconsolidated subsidiaries ...................       31,624
Customers' liability to this bank on acceptances outstanding .       57,472
Intangible assets ............................................       68,384
Other assets..................................................      670,058

Total assets .................................................   25,558,018
                                                                ===========

LIABILITIES

Deposits:
  In domestic offices .......................................     6,880,231
     Noninterest-bearing ........................   4,728,115
     Interest-bearing .......................................     2,152,116
  In foreign offices and Edge subsidiary ....................     9,607,427
     Noninterest-bearing ........................      28,265
     Interest-bearing ...........................   9,579,162
Federal funds purchased and securities sold under
     agreements to repurchase in domestic offices of
     the bank and of its Edge subsidiary ....................     5,913,969
Demand notes issued to the U.S. Treasury and Trading
  Liabilities ...............................................       530,406
Other borrowed money ........................................       493,191
Bank's liability on acceptances executed and outstanding ....        57,387
Other liabilities ...........................................       620,287

Total liabilities ...........................................    24,102,898

EQUITY CAPITAL
Common stock ................................................        29,176
Surplus .....................................................       228,448
Undivided profits ...........................................     1,197,496

Total equity capital ........................................     1,455,120

Total liabilities and equity capital ........................    25,558,018
                                                               ===========

     I, Rex S. Schuette, Senior Vice President and Comptroller of the above named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                                      Rex S. Schuette


We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.


                                                      David A. Spina
                                                      Marshall N. Carter
                                                      Charles F. Kaye


        5. A copy of each indenture referred to in Item 4. if the obligor is in default.

                Not applicable.

        6. The consents of United States institutional trustees required by Section 321(b) of the Act.

                The consent of the trustee required by Section 321(b) of the Act is annexed hereto as Exhibit 6 and made a part hereof.

        7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority is annexed hereto as Exhibit 7 and made a part hereof.

                                   NOTES

        In answering any item of this Statement of Eligibility and Qualification which relates to matters peculiarly within the knowledge of the obligor or any underwriter of the obligor, the trustee has relied upon the information furnished to it by the obligor and the underwriters, and the trustee disclaims responsibility for the accuracy or completeness of such information.

        The answer to Item 2. of this statement will be amended, if necessary, to reflect any facts which differ from those stated and which would have been required to be stated if known at the date hereof.

                                 SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, State Street Bank and Trust Company, a corporation duly organized and existing under the laws of The Commonwealth of Massachusetts, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Boston and The Commonwealth of Massachusetts, on the 17th day of June, 1996.

                                        STATE STREET BANK AND TRUST COMPANY


                                        By:     /s/   E. Decker Adams
                                           -------------------------------
                                                   E. Decker Adams
                                                    Vice President

                                 EXHIBIT 6


                          CONSENT OF THE TRUSTEE

        Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the proposed issuance by Federal Express Corporation of its Equipment Trust Certificates; Pass Through Certificates, we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                         STATE STREET BANK AND TRUST COMPANY


                                        By:     /s/    E. Decker Adams
                                           ---------------------------------
                                                       E. Decker Adams
                                                        Vice President

Dated:  June 17, 1996